Exhibit 99.1
News

The Great Atlantic & Pacific Tea Company, Inc. 2 Paragon Drive Montvale, NJ 07645
Investor contact: William J. Moss
Vice President, Treasurer
(201) 571-4019
Press contact: Lauren La Bruno
Senior Director, Public Relations
(201) 571-4495
THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. ANNOUNCES
RESULTS FOR ITS FOURTH QUARTER AND FISCAL YEAR ENDED
FEBRUARY 23, 2008

COMPANY REPORTS 3.0% INCREASE IN COMPARABLE STORE SALES
AND IMPROVED OPERATING RESULTS

PATHMARK INTEGRATION AND SYNERGY REALIZATION ON TRACK
MONTVALE, NJ – May 6, 2008 – The Great Atlantic & Pacific Tea Company, Inc. (A&P, NYSE Symbol: GAP) announced improved fiscal 2007 fourth quarter and full year results for the 12 and 52 weeks ended February 23, 2008, which include for the first time the results of Pathmark Stores Inc.
Eric Claus, President and Chief Executive Officer, said, “The results in our retail operations have steadily improved during the last three years. This past year has seen the strongest top line sales trend in many years. The Pathmark integration is progressing smoothly with early assessments of potential synergies consistent with supporting the attainment of $150 million of projected synergies.
Another momentous milestone has been the signing of the new logistics contract with C&S Wholesale Grocers in March.  This innovative ten-year agreement fully aligns distribution, procurement and warehousing goals which creates increased efficiencies across our distribution network improving service levels to all stores, and enabling both the Company and C&S to achieve substantial cost savings in the future.”
Sales for the fourth quarter were $2.2 billion versus $1.3 billion last year. Comparable store sales increased 3.0%, which excludes sales for Pathmark stores acquired at the beginning of the fourth quarter. Comparable store sales for Pathmark, measured during the same period, increased 1.5%.
For the fourth quarter, excluding non-operating items, adjusted income from operations and EBITDA were $8.0 million and $72.2 million, respectively, and include $7 million of integration synergies. This compares to an adjusted loss from operations of $11.5 million and EBITDA of $24.0 million in last year’s fourth quarter. The non-operating items excluded from adjusted income from operations are listed on Schedule 3 of the press release and adjusted EBITDA is reconciled to net cash from operating activities on Schedule 4.
For the fourth quarter, net loss from continuing operations was $44.6 million or $1.40 per diluted share versus a loss of $11.0 million or $0.26 per diluted share in the same period last year. These results are not adjusted for non-operating items.
Sales for the full year were $6.4 billion versus $5.4 billion in 2006. Comparable store sales increased 2.4%, which excludes sales for Pathmark stores. Comparable store sales for Pathmark increased 0.2% in the last twelve months.
Excluding non-operating items, fiscal 2007 adjusted loss from operations and EBITDA were $18.7 million and $159.4 million, respectively, and include $7 million of integration synergies. This compares to an adjusted loss from operations of $46.0 million and EBITDA of $102.7 million in fiscal 2006. The non-operating items excluded from adjusted income from operations are listed on Schedule 3 of the press release and adjusted EBITDA is reconciled to net cash from operating activities on Schedule 4.
Net income from continuing operations for fiscal 2007 was $87.0 million or $1.37 per diluted share compared to income of $12.8 million or $0.30 per diluted share for fiscal 2006. These results are not adjusted for non-operating items.
Eric Claus, President and Chief Executive Officer, stated, “This has been a year of substantial progress which has positioned the Company well to continue capturing leadership share.  We remain intent on our targeted plans and strategic mission, with increased momentum from Pathmark’s integration.  The Company has realized numerous accomplishments that were diligently planned and efficiently executed.  These achievements represent our continuous progression toward sustainable profitability and include:
➢	The acquisition of Pathmark

➢	Strategic market divestitures for realignment of the business in the Northeast core

➢	Consistent progress on fundamental retail key performance indicators

➢	Successful renovations in our Fresh, Discount, and Gourmet stores

➢	Aggressive private label penetration growth rate

➢	The strongest comparable store sales increases for one year, in over 8 years

Thanks to the hard work and dedication of our associates and management, we successfully completed the close of the Pathmark transaction with each milestone set thus far achieved, without any major obstacles. The collective energy garnered from this coming together has further fueled the drive to build our business.”
Christian Haub, Executive Chairman of the Board, said, “I am pleased with the overall progress we made during the 4th quarter; results in our retail operations continued to improve despite a more uncertain economic environment. The first several months of integrating the Pathmark acquisition have gone very well. Our operating progress is directly attributable to the implementation of our strategy in the last three years including our format strategy built on proven and successful concepts that have generated positive sales and earnings, outsourcing distribution and gaining significant cost advantages and supply chain efficiencies as well as centralizing administration and reducing overhead costs dramatically.
The completion of the Pathmark transaction has certainly been the highlight of a very busy year. The accomplishment of all key integration milestones during the first several months and the realization of early synergies indicate that this transaction will be delivering on its promise. The addition of Pathmark’s skilled talent, expansive store portfolio, formidable brand strength and fervent consumer reputation complements our consumer-centric, go-to-market strategy especially as we are facing a more difficult consumer environment.
2007 has been a momentous year, as the Company not only delivered improved results but also completed its strategic transformation. I am looking forward to continued progress in 2008 and beyond as we fully integrate Pathmark, further implement our format driven strategy and look for additional ways to grow our business and create value for our shareholders.”
Founded in 1859, A&P is one of the nation’s first supermarket chains. The Company operates 447 stores in 8 states and the District of Columbia under the following trade names: A&P, Waldbaum’s, Pathmark, Best Cellars, The Food Emporium, Super Foodmart, Super Fresh and Food Basics.
The Company invites investors and other interested parties to listen to a live audio Webcast to be held at 11:00 AM Eastern Time today, at which members of the Company’s senior management team will discuss the Company’s fourth quarter financial results. The Webcast may be accessed through a link on the “Investors” page of the Company’s Website, www.aptea.com. Listeners who cannot participate in the live broadcast will be able to hear a recorded replay of the broadcast beginning this afternoon and available through midnight on Tuesday, June 2, 2008.
Effective March 28, 2003, the Securities and Exchange Commission (“SEC”) adopted new rules related to disclosure of certain financial measures not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). Such new rules require all public companies to provide certain disclosures in press release and SEC filings related to non-GAAP financial measures. We use the non-GAAP measures “Adjusted (loss) income from operations” and “EBITDA” to evaluate the Company’s liquidity and it is among the primary measures used by management for planning and forecasting of future periods. Adjusted (loss) income from operations is defined as (loss) income from operations adjusted for items the Company considers non-operating in nature that management excludes when evaluating the results of the ongoing business. EBITDA is defined as earnings before interest and dividend income, taxes, depreciation, amortization, non-operating income, equity in earnings of Metro, Inc., discontinued operations, the gain on the sale of Metro Inc. shares and the (loss) gain on the sale of A&P Canada. Ongoing, operating EBITDA is defined as EBITDA adjusted for items the Company considers non-operating in nature that management excludes when evaluating the results of the ongoing business. The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by the Company’s management and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these measures are also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the results of the Company to other companies in its industry. Ongoing, operating EBITDA is reconciled to Net Cash provided by Operating Activities on Schedule 4 of this release.
This release contains forward-looking statements about the future performance of the Company, which are based on Management’s assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: competitive practices and pricing in the food industry generally and particularly in the Company’s principal markets; the Company’s relationships with its employees and the terms of future collective bargaining agreements; the costs and other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation in the food industry; changes in the financial markets which may affect the Company’s cost of capital and the ability of the Company to access capital; supply or quality control problems with the Company’s vendors; and changes in economic conditions which affect the buying patterns of the Company’s customers; the failure to successfully integrate Pathmark’s business and operations and realize synergies in the expected time frame.
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The Great Atlantic & Pacific Tea Company, Inc.
Schedule 1 — GAAP Earnings for the 12 and 52 weeks ended February 23, 2008 and February 24, 2007
(Unaudited)
(In thousands, except share amounts and store data)

	12 Weeks Ended		52 Weeks Ended
	February 23, 2008	February 24, 2007	February 23, 2008	February 24, 2007
Sales	$2,196,500	$1,265,773	$6,401,130	$5,369,203
Cost of merchandise sold	(1,529,963)	(874,299)	(4,431,299)	(3,702,883)

Gross margin	666,537	391,474	1,969,831	1,666,320
Store operating, general and administrative expense	(685,660)	(398,991)	(2,009,071)	(1,693,490)

Loss from operations	(19,123)	(7,517)	(39,240)	(27,170)
Loss on sale of Canadian operations	(645)	(409)	(436)	(1,299)
Gain on sale of Metro, Inc.	—	—	184,451	—
Nonoperating income (1)	37,394	—	37,394	—
Interest expense (2)	(63,010)	(15,717)	(111,816)	(65,884)
Interest and dividend income	2,119	1,043	14,350	9,020
Equity in earnings of Metro, Inc.	—	9,163	7,869	40,003

(Loss) income from continuing operations before income taxes	(43,265)	(13,437)	92,572	(45,330)
(Provision for) benefit from income taxes	(1,304)	2,449	(5,592)	58,081

(Loss) income from continuing operations	(44,569)	(10,988)	86,980	12,751
Discontinued operations:
(Loss) income from operations of discontinued businesses, net of tax	(17,181)	4,330	(196,848)	7,088
Gain (loss) on disposal of discontinued businesses, net of tax	227	(536)	(50,812)	7,054

(Loss) income from discontinued operations	(16,954)	3,794	(247,660)	14,142

Net (loss) income	$(61,523)	$(7,194)	$(160,680)	$26,893

Net (loss) income per share - basic:
Continuing operations	$(0.90)	$(0.26)	$2.00	$0.31
Discontinued operations	(0.34)	0.09	(5.69)	0.34

Net (loss) income per share - basic	$(1.24)	$(0.17)	$(3.69)	$0.65

Net (loss) income per share - diluted:
Continuing operations	$(1.40)	$(0.26)	$1.37	$0.30
Discontinued operations	(0.33)	0.09	(5.59)	0.34

Net (loss) income per share - diluted	$(1.73)	$(0.17)	$(4.22)	$0.64

Weighted average common shares outstanding - basic	49,494,373	41,521,449	43,551,459	41,430,600

Weighted average common shares outstanding - diluted	50,667,417	41,521,449	44,295,214	41,902,358

Gross margin rate	30.35%	30.93%	30.77%	31.03%
Store operating, general and administrative expense rate	31.22%	31.52%	31.39%	31.54%

A&P depreciation and amortization	$64,175	$41,979	$186,789	$177,754

Number of stores operated at end of quarter	447	406	447	406

(1)	Non operating income reflects the marked-to-market adjustments related to the conversion features, financing warrants, and Series A and B warrants.

(2)	Interest expense includes one-time financing fees of $27.3 million related to the Bridge Loan Facility.

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 2 — Condensed Balance Sheet Data
(Unaudited)
(In millions, except per share and store data)

	February 23, 2008	February 24, 2007
Cash and short-term investments	$101	$86
Other current assets	783	663

Total current assets	884	749

Property-net	1,901	940
Equity investment in Metro, Inc.	—	369
Other assets	863	54

Total assets	$3,648	$2,112

Total current liabilities	$767	$558
Total non-current liabilities	2,463	1,123
Stockholders’ equity	418	431

Total liabilities and stockholders’ equity	$3,648	$2,112

Other Statistical Data

Total Debt and Capital Leases	$940	$348
Total Long Term Real Estate Liabilities	370	301
Temporary Investments and Marketable Securities	(25)	(77)

Net Debt	$1,285	$572

Total Retail Square Footage (in thousands)	18,813	16,538

Book Value Per Share	$7.32	$10.36

	For the 52	For the 52
	weeks ended	weeks ended
	February 23, 2008	February 24, 2007
Capital Expenditures	$123	$208

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 3 — Reconciliation of GAAP (Loss) Income from Operations to Adjusted (Loss) Income from Operations for the 12 and 52 weeks ended February 23, 2008 and February 24, 2007
(Unaudited)
(In thousands)

	12 Weeks Ended		52 Weeks Ended
	February 23,	February 24,	February 23,	February 24,
	2008	2007	2008	2007
As reported loss from operations	$(19,123)	$(7,517)	$(39,240)	$(27,170)

Adjustments:
Net restructuring costs	—	2,432	4,420	9,994
Pathmark acquisition	20,933	—	27,694	—
Real estate related activity	(2,020)	(2,367)	(14,057)	(11,186)
Pension withdrawal costs	5,944	—	5,944	—
LIFO provision	2,310	—	2,310	—
IT services agreement with Metro, Inc.	—	(4,000)	(5,792)	(17,672)

Total adjustments	27,167	(3,935)	20,519	(18,864)

Adjusted Northeast income (loss) from operations	$8,044	$(11,452)	$(18,721)	$(46,034)

Northeast depreciation and amortization	$64,175	$35,448	$178,152	$148,762
Discontinued operations depreciation and amortization	—	6,531	8,637	28,992

Total A&P depreciation and amortization	$64,175	$41,979	$186,789	$177,754

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 4 — Reconciliation of GAAP Net Cash (Used In) Provided By Operating Activities to Adjusted EBITDA
for the 12 and 52 weeks ended February 23, 2008 and February 24, 2007
(Unaudited)
(In thousands)

	12 Weeks Ended		52 Weeks Ended
	February 23,	February 24,	February 23,	February 24,
	2008	2007	2008	2007
Net cash used in operating activities	$(12,538)	$79,586	$(35,345)	$36,722
Adjustments to calculate EBITDA:
Depreciation and amortization on discontinued operations	—	(6,531)	(8,637)	(28,992)
Net interest expense	60,891	14,674	97,466	56,864
Asset disposition initiatives	(3,529)	1,534	(123,951)	(2,139)
Long lived asset impairment charges	(8,106)	(742)	(11,657)	(4,294)
Gain on disposal of owned property	16,257	4,658	13,743	22,502
Loss (income) from operations of discontinued operations	17,181	(4,330)	196,848	(7,088)
Financing fees relating to bridge loan facility	(25,421)	—	(25,421)	—
Provision for (benefit from) income taxes	1,304	(2,449)	5,592	(58,081)
Income tax benefit	—	4,890	—	66,435
Other share based awards	(1,757)	(1,482)	(9,039)	(8,134)
Proceeds from dividends from Metro, Inc.	—	(1,791)	—	(6,858)
Working capital changes
Accounts receivable	(5,183)	(12,961)	(37,098)	(62,741)
Inventories	(43,244)	(31,137)	(115,985)	1,264
Prepaid expenses and other current assets	(24,134)	(19,548)	(9,904)	(3,062)
Accounts payable	45,429	8,978	72,714	19,199
Accrued salaries, wages, benefits and taxes	(14,844)	(21,306)	41,524	9,202
Other accruals	40,193	4,332	42,205	61,395
Other assets	(16,018)	(5,941)	(12,887)	(3,044)
Other non-current liabilities	25,010	17,260	67,569	37,641
Other, net	(6,439)	237	(8,825)	(5,199)

Total A&P EBITDA	45,052	27,931	138,912	121,592

Adjustments:
Net restructuring costs	—	2,432	4,420	9,994
Pathmark acquisition	20,933	—	27,694	—
Real estate related activity	(2,020)	(2,367)	(14,057)	(11,186)
Pension withdrawal costs	5,944	—	5,944	—
LIFO provision	2,310	—	2,310	—
IT services agreement with Metro, Inc.	—	(4,000)	(5,792)	(17,672)

Total adjustments	27,167	(3,935)	20,519	(18,864)

Adjusted A&P ongoing operating EBITDA	$72,219	$23,996	$159,431	$102,728